Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	VP, Investor Relations	Director, Corporate Communications & PR
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Reports First Quarter Results

RPO Increased 24% over Prior Year

ATLANTA – April 21, 2026 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $282.2 million for the first quarter ended March 31, 2026, compared to $262.8 million in Q1 2025. GAAP diluted earnings per share for Q1 2026 was $0.82 compared to $0.85 in Q1 2025. Non-GAAP adjusted diluted earnings per share for Q1 2026 was $1.24 compared to $1.19 in Q1 2025.

“Manhattan is off to a strong start to 2026. On solid and broad-based demand, we accelerated our Q1 revenue growth and delivered better than expected bookings,” said Manhattan Associates president and CEO Eric Clark.

“While macro volatility persists, Manhattan’s fundamentals are solid. With a strong pipeline across our product suite, numerous opportunities to drive growth, and our unmatched ability to consistently deliver leading innovation to the supply chain commerce universe, we are optimistic about our long-term growth opportunity,” Mr. Clark concluded.

FIRST QUARTER 2026 FINANCIAL SUMMARY:

•
Consolidated total revenue was $282.2 million for Q1 2026, compared to $262.8 million for Q1 2025.
o
Cloud subscription revenue was $117.1 million for Q1 2026, compared to $94.3 million for Q1 2025.
o
License revenue was $2.2 million for Q1 2026, compared to $9.3 million for Q1 2025.
o
Services revenue was $125.7 million for Q1 2026, compared to $121.1 million for Q1 2025.

•
GAAP diluted earnings per share was $0.82 for Q1 2026, compared to $0.85 for Q1 2025.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $1.24 for Q1 2026, compared to $1.19 for Q1 2025.
•
GAAP operating income was $64.9 million for Q1 2026, compared to $63.2 million for Q1 2025.
•
Adjusted operating income, a non-GAAP measure, was $91.5 million for Q1 2026, compared to $91.3 million for Q1 2025.
•
Cash flow from operations was $84.0 million for Q1 2026, compared to $75.3 million for Q1 2025. Days Sales Outstanding was 72 days at March 31, 2026, and 73 days at December 31, 2025.
•
Cash totaled $226.1 million at March 31, 2026, compared to $328.7 million at December 31, 2025.
•
RPO increased to $2.35 billion as of March 31, 2026, compared to $2.23 billion as of December 31, 2025.
•
During the three months ended March 31, 2026, the Company repurchased 1,043,312 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $150.0 million. In March 2026, our Board of Directors approved an increase to the Company’s share repurchase authority from $100 million to $500 million. As of the end of the quarter, approximately $350.0 million remained under the existing March 2026 repurchase authority.

2026 GUIDANCE

Manhattan Associates provides the following revenue, operating margin, and diluted earnings per share guidance for the full year 2026:

	Guidance Range - 2026 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,147	$1,157	6%	7%

Operating Margin:
GAAP operating margin	24.6%	24.9%
Equity-based compensation	10.3%	10.2%
Adjusted operating margin(1)	34.9%	35.1%

Diluted earnings per share (EPS):
GAAP EPS	$3.55	$3.63	-1%	1%
Equity-based compensation	1.70	1.70
Tax deficiency of stock awards vested (2)	0.04	0.04
Adjusted EPS(1)	$5.29	$5.37	5%	6%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, restructuring expense, and the related income tax effects, if applicable.
(2) The Company expects the tax deficiency on stock vesting to occur primarily in the first quarter of 2026.

Manhattan Associates currently intends to make public certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and a recording of the conference call referenced below available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release or the conference call, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its first quarter financial results will be held today, April 21, 2026, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ second quarter 2026 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2026.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share exclude the impact of equity-based compensation, an expense – net of insurance recoveries, related to an unusual health insurance claim, and restructuring expense – net of income tax effects, collectively. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader, providing supply chain and omnichannel commerce solutions with unmatched AI capabilities. We design, build and offer best-in-class, AI-powered, cloud-based solutions that drive resilience and efficiency for businesses. We enable enterprises to uniquely unify front-end sales with back-end supply chain execution.

Our commitment to innovation, cloud-native platform and API-first architecture create simpler experiences and faster paths to value for our customers. We empower them to preempt and react to emerging trends and global disruptions with technical expertise and operational confidence, transforming challenges into competitive advantage. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2026 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including as a result of global instability due to military conflict, including the military conflict involving the United States, Israel, and Iran, as well as the ongoing war between Russia and Ukraine, disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; risks associated with our use of generative and agentic artificial intelligence; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$117,123	$94,306
Software license	2,234	9,292
Maintenance	30,592	32,144
Services	125,717	121,127
Hardware	6,549	5,918
Total revenue	282,215	262,787
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	126,077	114,358
Cost of software license	564	209
Research and development	37,346	35,298
Sales and marketing	27,752	21,061
General and administrative	23,706	24,219
Depreciation and amortization	1,833	1,541
Restructuring expense	-	2,929
Total costs and expenses	217,278	199,615
Operating income	64,937	63,172
Other income, net	4,337	1,337
Income before income taxes	69,274	64,509
Income tax provision	19,979	11,927
Net income	$49,295	$52,582

Basic earnings per share	$0.83	$0.86
Diluted earnings per share	$0.82	$0.85

Weighted average number of shares:
Basic	59,688	60,870
Diluted	60,038	61,527

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025

Operating income	$64,937	$63,172
Equity-based compensation (a)	26,524	28,826
Unusual health insurance claim (c)	-	(3,658)
Restructuring expense (d)	-	2,929
Adjusted operating income (Non-GAAP)	$91,461	$91,269

Income tax provision	$19,979	$11,927
Equity-based compensation (a)	3,698	4,340
Tax (deficiency) benefit of stock awards vested (b)	(2,177)	3,542
Unusual health insurance claim (c)	-	(883)
Restructuring expense (d)	-	707
Adjusted income tax provision (Non-GAAP)	$21,500	$19,633

Net income	$49,295	$52,582
Equity-based compensation (a)	22,826	24,486
Tax deficiency (benefit) of stock awards vested (b)	2,177	(3,542)
Unusual health insurance claim (c)	-	(2,775)
Restructuring expense (d)	-	2,222
Adjusted net income (Non-GAAP)	$74,298	$72,973

Diluted EPS	$0.82	$0.85
Equity-based compensation (a)	0.38	0.40
Tax deficiency (benefit) of stock awards vested (b)	0.04	(0.06)
Unusual health insurance claim (c)	-	(0.05)
Restructuring expense (d)	-	0.04
Adjusted diluted EPS (Non-GAAP)	$1.24	$1.19

Fully diluted shares	60,038	61,527

a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended March 31,
	2026	2025

Cost of services	$11,586	$11,425
Research and development	6,387	5,958
Sales and marketing	3,668	2,306
General and administrative	4,883	9,137
Total equity-based compensation	$26,524	$28,826
b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)
In the fourth quarter of 2024, we recorded $7.0 million of expense for an unusual health insurance claim. During the first quarter of 2025, we received an insurance recovery of $4.7 million for this claim, partially offset by $1.0 million of ongoing expense for the claim. During the second quarter of 2025, we recorded an additional $3.0 million of expense for this unusual health insurance claim. During the fourth quarter of 2025, we settled the remaining balance of the claim and recorded $6.2 million of benefit as the final payment was much lower than the cost estimates previously provided by our health insurance provider. Based on the uncommonly large magnitude and nature of the claim and timing of related insurance recoveries, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.
(d)
In January 2025, the Company eliminated about 100 positions to align our services capacity with customer demand, which had been impacted by macro-economic uncertainty. We recorded pre-tax restructuring expense in the first quarter of 2025 of approximately $2.9 million. The expense primarily consists of employee severance and outplacement services. We do not believe that the expense is a common cost that resulted from normal operating activities, and thus we have excluded the amount from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$226,133	$328,747
Accounts receivable, net	227,110	214,679
Prepaid expenses and other current assets	62,573	39,912
Total current assets	515,816	583,338

Property and equipment, net	25,269	23,120
Operating lease right-of-use assets	47,431	50,443
Goodwill, net	62,241	62,244
Deferred income taxes	43,763	75,900
Other assets	46,018	44,343
Total assets	$740,538	$839,388

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,415	$22,182
Accrued compensation and benefits	58,415	69,309
Accrued and other liabilities	30,571	26,570
Deferred revenue	355,909	337,049
Income taxes payable	90	803
Total current liabilities	467,400	455,913

Operating lease liabilities, long-term	55,685	56,180
Other non-current liabilities	12,278	12,530

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2026 and 2025	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 59,164,492 and 59,845,291 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	591	598
Retained earnings	240,577	345,097
Accumulated other comprehensive loss	(35,993)	(30,930)
Total shareholders' equity	205,175	314,765
Total liabilities and shareholders' equity	$740,538	$839,388

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Operating activities:
Net income	$49,295	$52,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,833	1,541
Equity-based compensation	26,524	28,826
Gain on disposal of equipment	(156)	(98)
Deferred income taxes	31,854	2,133
Unrealized foreign currency (gain) loss	(2,212)	781
Changes in operating assets and liabilities:
Accounts receivable, net	(13,217)	(3,321)
Other assets	(9,651)	(11,959)
Accounts payable, accrued and other liabilities	(4,044)	(18,807)
Income taxes	(15,790)	6,482
Deferred revenue	19,609	17,100
Net cash provided by operating activities	84,045	75,260

Investing activities:
Purchase of property and equipment	(4,103)	(891)
Net cash used in investing activities	(4,103)	(891)

Financing activities:
Repurchase of common stock	(179,387)	(136,447)
Net cash used in financing activities	(179,387)	(136,447)

Foreign currency impact on cash	(3,169)	1,721

Net change in cash and cash equivalents	(102,614)	(60,357)
Cash and cash equivalents at beginning of period	328,747	266,230
Cash and cash equivalents at end of period	$226,133	$205,873

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.85	$0.93	$0.96	$0.86	$3.60	$0.82
Adjustments to GAAP:
Equity-based compensation	0.40	0.35	0.40	0.43	1.57	0.38
Tax deficiency (benefit) of stock awards vested	(0.06)	-	(0.01)	-	(0.06)	0.04
Restructuring expense	(0.05)	0.04	-	(0.08)	(0.09)	-
Unusual health insurance claim	0.04	-	-	-	0.04	-
Adjusted Diluted EPS	$1.19	$1.31	$1.36	$1.21	$5.06	$1.24
Fully Diluted Shares	61,527	61,074	60,954	60,642	61,054	60,038

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$194,615	$206,606	$206,659	$202,546	$810,426	$214,550
EMEA	55,542	52,301	53,975	53,978	215,796	53,663
APAC	12,630	13,514	15,161	13,865	55,170	14,002
	$262,787	$272,421	$275,795	$270,389	$1,081,392	$282,215

GAAP Operating Income:
Americas	$33,862	$48,051	$45,783	$39,875	$167,571	$39,005
EMEA	23,703	19,807	22,877	21,686	88,073	19,670
APAC	5,607	5,930	7,168	5,451	24,156	6,262
	$63,172	$73,788	$75,828	$67,012	$279,800	$64,937

Adjustments (pre-tax):
Americas:
Equity-based compensation	$28,826	$24,275	$27,577	$30,585	$111,263	$26,524
Unusual health insurance claim	(3,658)	3,000	-	(6,224)	(6,882)	-
Restructuring expense	2,929	8	-	-	2,937	-
	$28,097	$27,283	$27,577	$24,361	$107,318	$26,524

Adjusted non-GAAP Operating Income:
Americas	$61,959	$75,334	$73,360	$64,236	$274,889	$65,529
EMEA	23,703	19,807	22,877	21,686	88,073	19,670
APAC	5,607	5,930	7,168	5,451	24,156	6,262
	$91,269	$101,071	$103,405	$91,373	$387,118	$91,461

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$(1,591)	$2,724	$2,652	$3,833	$7,618	$5,975
Costs and expenses	(1,966)	1,180	738	906	858	2,646
Operating income	375	1,544	1,914	2,927	6,760	3,329
Foreign currency gains (losses) in other income	131	(65)	1,596	9	1,671	3,229
	$506	$1,479	$3,510	$2,936	$8,431	$6,558

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$785	$514	$832	$1,409	$3,540	$1,045
Foreign currency gains (losses) in other income	15	140	1,978	742	2,875	3,449
Total impact of changes in the Indian Rupee	$800	$654	$2,810	$2,151	$6,415	$4,494

4. Other income includes the following components (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$1,101	$852	$1,007	$1,429	$4,389	$951
Foreign currency gains (losses)	130	(65)	1,597	9	1,671	3,229
Other non-operating income (expense)	106	(72)	-	(1)	33	157
Total other income (loss)	$1,337	$715	$2,604	$1,438	$6,094	$4,337

5. Capital expenditures are as follows (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$891	$3,980	$5,928	$4,658	$15,457	$4,103

6. Stock Repurchase Activity (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly-announced buy-back program	539	263	233	416	1,451	1,043
Shares withheld for taxes due upon vesting of restricted stock	179	3	8	2	192	198
Total shares purchased	718	266	241	418	1,643	1,241

Total cash paid for shares purchased under publicly-announced buy-back program	$100,000	$49,596	$49,947	$74,996	$274,539	$149,983
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	36,447	595	1,602	398	39,042	29,404
Total cash paid for excise tax	-	-	-	1,581	1,581	-
Total cash paid for shares repurchased	$136,447	$50,191	$51,549	$76,975	$315,162	$179,387

7. Remaining Performance Obligations

We disclose revenue that we expect to recognize from our remaining performance obligations ("RPO"). Over 98% of our RPO represents cloud native subscriptions with non-cancelable terms greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Remaining Performance Obligations	$1,891,384	$2,013,495	$2,076,628	$2,232,234	$2,347,952